Exhibit 1.2

[TRANSLATION]

[Logo of Québec Registrar]

CERTIFICATE OF AMENDMENT

Companies Act, Part IA
(R.S.Q., c. C-38)

I hereby certify that the company

VIDEOTRON LTD.

amended its articles on JUNE 30, 2008, under Part IA of the Companies Act, as indicated in the Articles of Amendment attached hereto.

[Seal of Québec Registrar]	Filed in the register on July 2, 2008 under registration number 1163819882	[Signed] Enterprise Registrar

T230Z12L88V90JA

[TRANSLATION]

Articles of Amendment Companies Act (R.S.Q., c.C-38, Part IA)

Québec enterprise number
NEQ	1	1	6	3	8	1	9	8	8	2

1. Name   -     Enter the new name of the company, if changed, and enter the previous name in section 5.

or

-             Enter the current name, if you are keeping it, and write N.A. in section 5.

Vidéotron Ltée / Videotron Ltd.

Mark and X in this box if you are apply for a designating number (numbered company) rather than a name ☐

2. The articles of the company are amended as follows:

Schedule “C” to the Articles of Amalgamation is superseded and replaced by a new Schedule “C” titled “Other Provisions of the Articles of Amalgamation of Videotron Ltd.” which is attached to these Articles of Amendment.

3. Effective date (if later than that on which the articles of amendement are filed):

Date following that of the filing date:	Year	Month	Day

4. Amendment of articles under sections 123.140 and following of the Companies Act

Mark an X if the application for amendment is presented to correct an illegal or irregular element, or to include a provision required under the Companies Act:

•                  where the correction or insertion does not affect the rights of the shareholders or creditors (sec. 123.140);         ☐

•                  where the correction or insertion may affect the rights of the shareholders or creditors - append copy of judgment (sec. ☐  123.141).

Effective date (the amendment will be retroactive to the date of the certificate accompanying the articles being amended), unless these articles or the judgment provides for a later date):

Year           Month       Day

5. Name prior to the amendment (if different than the one mentioned in section 1)

N/A

Do not write in this space
Québec	/s/ Serge Gouin
Signature of Authorized Director
Filed on June 30, 2008 THE ENTERPRISE REGISTRAR
If you need more space, attach an appendix in two copies,
identify the relevant section, and number the pages, if any.

RETURN BOTH COPIES OF THIS FORM TOGETHER WITH YOUR PAYMENT. DO NOT SEND BY FAX.

Minister of Revenue	LE-50.0.11.04 (2007-04)

SCHEDULE “C”

Relating to

OTHER PROVISIONS OF THE ARTICLES OF AMALGAMATION OF

VIDEOTRON LTD. (the “Company”)

RESTRICTIONS ON THE TRANSFER OF SHARES

In addition to the requirements contained in Schedule “B” to the Articles of Amalgamation of the Company relating to the issuance and transfer of shares of the capital stock of the Company, no shares of the capital stock of the Company shall be transferred without the approval of the directors as evidenced by a resolution of the Board of Directors; the approval of such transfer of shares may be given as aforesaid after the transfer has been recorded on the books of the Company, in which case, unless such resolution provides otherwise, the transfer shall be valid and effective on the date it was recorded on the books of the Company.

RESTRICTIONS ON THE FREE TRANSFER OF SECURITIES

As long as the Company shall have the status of a “private issuer” within the meaning of Regulation 45-106 respecting Prospectus and Registration Exemptions, all transfers of securities (other than shares whose transfer was approved in accordance with this Schedule and non-convertible debt securities) of the Company shall be subject to the consent of the Board of Directors of the Company expressed in a resolution passed by the Board of Directors or, as the case may be, to the restrictions contained in any agreement of the holders.

COMPANY’S BORROWING POWERS

Without in any way limiting the borrowing powers of the Company, the Board of Directors may, without the consent of the shareholders:

(a)                                  borrow money upon the credit of the Company;

(b)                                 issue bonds, debentures or other securities of the Company, and pledge or sell the same for such sums and at such prices as may be deemed expedient; and

(c)                                  hypothecate the immovable and movable property or otherwise charge or encumber the property of the Company.